[Thacher Proffitt LOGO]                              Thacher Proffitt & Wood LLP
                                                     Two World Financial Center
                                                     New York, NY 10281
                                                     212.912.7400

                                                     Fax: 212.912.7751
                                                     www.tpw.com

                                  June 26, 2008

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street
New York, New York 10080

      Opinion: Takedown
      Merrill Lynch Mortgage Investors, Inc. (the "Registrant") Registration
        Statement on Form S-3, No. 333-142235
      Merrill Lynch Mortgage Investors,  Inc., Merrill Lynch Mortgage Trust
        2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1
      Prospectus Supplement, dated May 21, 2008 (the "Prospectus Supplement"), including the related Base Prospectus, dated May 10, 2007
        (the "Prospectus")

Ladies and Gentlemen:

     We have acted as counsel to the Registrant in connection with the offer and sale of the certificates described above (the "Certificates").

     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the Certificates pursuant to and in accordance with the Prospectus and the related pooling and servicing agreement and underwriting agreement. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

     In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the
States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

     The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time.
Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

     Based upon and subject to the foregoing, it is our opinion that:

             New York, NY Washington, DC White Plains, NY Summit, NJ

Merrill Lynch Mortgage Investors, Inc.                                   Page 2.
June 26, 2008

1.   The Certificates are legally and validly issued, enforceable under the laws of the State of New York in accordance with their terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

2.   The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus and the
     Prospectus Supplement, while not purporting to discuss all possible federal income tax consequences of investment in the Certificates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

     To ensure compliance with requirements imposed by the United States
Internal Revenue Service, any United States federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the
United States Internal Revenue Code or (ii) promoting, marketing or recommending to another party the transaction or matters addressed herein.

     We hereby consent to the filing of this opinion letter by the Registrant in a Current Report on Form 8-K, without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration
Statement.

                                          Very truly yours,

                                          /s/ Thacher Proffitt & Wood LLP
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